UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             May 3, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

At the May 3, 2006 Annual Meeting of Shareholders of j2 Global Communications, Inc., the company’s shareholders:

1. re-elected the following five directors to serve for the ensuing year and until their successors are elected and qualified: Douglas Y. Bech, Robert J. Cresci, Richard S. Ressler, John F. Rieley and Michael P. Schulhof;

2. adopted an amendment to Article FOURTH of j2 Global’s amended and restated certificate of incorporation to increase the number of authorized shares of j2 Global’s common stock from 50 million to 95 million; and

3. approved an amendment to j2 Global’s Second Amended and Restated 1997 Stock Option Plan to increase from five million to six million the number of shares of j2 Global’s common stock permitted for plan uses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: May 5, 2006	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President and General Counsel